Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Garabedian, Sandesh Mahatme and David Tyronne Howton, or any of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in any and all capacities any or all of the following registration statements identified below and any or all amendments thereto (including without limitation any post-effective amendments thereto), and, if applicable, any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney shall apply to the following Registration Statements, including any amendment or report filed for the purpose of updating such Registration Statement:

Form	Registration Number	Date Initially Filed
S-8	333-175031	6/20/2011
S-8	333-172823	3/15/2011
S-8	333-101826	12/13/2002
S-3ASR	333-184807	11/7/2012
S-3	333-180258	3/21/2012
S-3	333-133211	4/11/2006
S-3	333-109015	9/22/2003
S-3	333-105412	5/20/2003
S-3	333-86778	4/23/2002
S-3	333-68502	8/28/2001
S-3	333-45888	9/15/2000
S-3	333-93135	12/21/1999
S-3	333-86039	8/27/1999

(signature page follows)

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date indicated below.

Signature	Title	Date

/s/ Christopher Garabedian	President, Chief Executive Officer	June 7, 2013
Christopher Garabedian	and Director (Principal Executive Officer)

/s/ Sandesh Mahatme	Senior Vice President, Chief Financial	June 7, 2013
Sandesh Mahatme	Officer (Principal Financial Officer)

/s/ Anthony Martignetti Anthony Martignetti	Corporate Controller, Chief Accounting Officer (Principal Accounting Officer)	June 7, 2013

	Chairman of the Board	June 7, 2013
William Goolsbee

/s/ M. Kathleen Behrens, Ph.D.	Director	June 7, 2013
M. Kathleen Behrens, Ph.D.

/s/ Anthony Chase	Director	June 7, 2013
Anthony Chase

/s/ John C. Hodgman	Director	June 7, 2013
John C. Hodgman

/s/ Gil Price, M.D.	Director	June 7, 2013
Gil Price, M.D.

/s/ Hans Wigzell, M.D., Ph.D.	Director	June 7, 2013
Hans Wigzell, M.D., Ph.D.